Exhibit 99.2

MOA Hospitality, Inc.

Properties Under Contract for Sale

Combined Financial Statements

November 30, 2006

(Unaudited)

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED BALANCE SHEET

NOVEMBER 30, 2006

(UNAUDITED)

Assets
Investment in hotel properties	$20,820,087
Less accumulated depreciation	7,761,810

Investment in hotel properties, net	13,058,277
Cash and cash equivalents	22,539
Accounts receivable, net of allowance for uncollectible accounts of $ 13,947	111,885
Deferred costs, net	58,728
Prepaid expenses and other assets	97,674
Deferred tax asset	19,997

Total assets	$13,369,100

Liabilities and Owners’ Equity in Properties
Liabilities:
Accounts payable	$245,362
Accrued expenses and other liabilities	318,455
Share of long-term debt	5,585,744

Total liabilities	6,149,561

Owners’ equity in properties:	7,219,539

Total liabilities and owners’ equity in properties	$13,369,100

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED NOVEMBER 30, 2006

(UNAUDITED)

Revenue:
Room rentals and other hotel services	$5,232,828
Other	167,712

Total revenues	5,400,540

Expenses:
Hotel and property operations	2,461,730
General and administrative	468,908
Depreciation and amortization	551,373

Total expenses	3,482,011

Earnings before interest	1,918,529
Interest expense	460,711

Earnings before income tax expense	1,457,818
Income tax expense	567,387

Net earnings	$890,431

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED STATEMENT OF OWNERS’ EQUITY IN PROPERTIES

NINE MONTHS ENDED NOVEMBER 30, 2006

(UNAUDITED)

Balance February 28, 2006	$6,613,351
Net earnings	890,431
Contributions from owners	1,987,258
Distributions to owners	(2,271,501)

Balance November 30, 2006	$7,219,539

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

COMBINED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED NOVEMBER 30, 2006

(UNAUDITED)

Cash flows from operating activities:
Net earnings	$890,431
Adjustments to reconcile net earnings to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	551,373
Bad debt expense	(2,442)
Deferred income taxes	26,827
Interest and income taxes allocated by owners	1,001,271
(Increase) decrease in assets:
Accounts receivable	(35,728)
Prepaid expenses and other assets	14,731
Increase (decrease) in liabilities:
Accounts payable	(83,871)
Accrued expenses and other liabilities	48,648

Net cash provided by operating activities	2,411,240

Cash flows from investing activities:
Additions to hotel properties	(146,168)
Cash flows from financing activities:
Distributions to owners	(2,271,501)

Net decrease in cash and cash equivalents	(6,429)
Cash and cash equivalents, beginning of period	28,968

Cash and cash equivalents, end of period	$22,539

Noncash activities:
Interest and income tax allocated by owners	$1,001,271
Change in share of long-term debt	985,987
Contributions from owners	1,987,258

See accompanying notes to combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

Notes to Combined Financial Statements

November 30, 2006

(Unaudited)

(1)	Organization and Summary of Significant Accounting Policies

(a)	Basis of Presentation

These financial statements present the combined balance sheets and the related combined statements of operations, owners’ equity in properties, and cash flows for the nine months ended November 30, 2006 of five properties held in a limited liability company under contract for sale (the Properties).

Motels of America, L.L.C. (the LLC), a limited liability company, owns all of the Properties. The LLC is 99% owned by MOA Star Corp. and 1% owned by MOA Investor Corp., its managing member. Both MOA Star Corp. and MOA Investor Corp. are wholly owned subsidiaries of MOA Hospitality, Inc. (MOA).

The Properties are operated pursuant to franchise agreements with Super 8 Motels, Inc. (Super 8) and Choice Hotels, Inc. (Comfort Inn) as follows:

Location	Franchise
Billings, MT	Super 8
Boise, ID	Super 8
Columbus, GA	Super 8
Ellsworth, ME	Comfort Inn
Terre Haute, IN	Super 8

(b)	Organization and Nature of Business

As of November 30, 2006, each of the Properties is a limited service hotel and are managed by MOA.

The LLC is organized under the laws of Delaware and has made an election with the IRS to be taxed as a C Corporation.

(c)	Principles of Combination

All significant intercompany balances and transactions have been eliminated in the combined financial statements.

(d)	Investments in Hotel Properties

The operating properties are stated at cost less accumulated depreciation. Operating properties, excluding land, are depreciated using the straight-line method over the estimated useful lives of the assets (buildings - 40 years; furniture and equipment – 7 years).

Maintenance and repair costs are expensed as incurred, while significant improvements, replacements and major renovations are capitalized.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

Notes to Combined Financial Statements

November 30, 2006

(Unaudited)

If events or circumstances indicate that the carrying value of a hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the property is written down to estimated fair value and an impairment loss is recognized.

(e)	Cash and Cash Equivalents

Cash and cash equivalents represent liquid assets with a maturity of three months or less when acquired that are carried at cost, which approximates fair value.

(f)	Accounts Receivable

The allowance for uncollectible receivables is estimated based on the history of uncollectible accounts receivable and analysis of current aging. It is the Properties policy to reserve for all accounts receivable balances over 90 days old and also to reserve for any other specific accounts receivable that is determined to be uncollectible.

(g)	Deferred Costs

Franchise costs are amortized over the life of the related agreement.

(h)	Revenue Recognition

Room revenues and other revenues derived from the operation of lodging facilities are recognized when earned.

(i)	Income Taxes

Income taxes are the responsibility for the LLC not the Properties. However, in order to provide a true representation of the historical operations of the Properties, the combined financial statements have been presented as if the Properties themselves were taxable entities.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j)	Financial Instruments

Fair values of financial instruments approximate their carrying values in the combined financial statements.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

Notes to Combined Financial Statements

November 30, 2006

(Unaudited)

(k)	Estimates

The preparation of the combined financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(2)	Investment in Hotel Properties

The major classes of operating properties, at cost, are as follows:

Land	$2,265,239
Buildings	13,539,402
Furniture and equipment	5,015,446

20,820,087
Less accumulated depreciation	(7,761,810)

Investment in hotel properties	$13,058,277

(3)	Share of long-term debt

On August 28, 2003, the LLC obtained a mortgage note for $137.25 million secured by all of the LLC’s properties. The loan bears interest at LIBOR (London Interbank Offered Rate) plus 5% (an effective rate of 10.375% at November 30, 2006) with a floor of 7.5%, matures September 13, 2008, and stipulates that aggregate net proceeds in excess of $2.5 million from the sale of the collateral properties must be applied as principal reductions on the loan. The loan has a requirement for cumulative mandatory principal reductions of $60 million by September 13, 2004, $90 million by September 13, 2005 and $112.5 million by September 13, 2006. At November 30, 2006, the outstanding loan balance of $13,093,342 was secured by 13 properties owned by the LLC, including the five under contract for sale presented in these combined financial statements. The debt is guaranteed by both Paul F. Wallace, CEO of MOA Hospitality, Inc. and MOA Hospitality, Inc.

The LLC allocates the outstanding loan balance and the associated interest to each property using a ratio of the carrying value, before depreciation, of each individual collateral property to the carrying value, before depreciation, of all the collateral properties securing the loan. The allocation of principal and interest is not necessarily indicative of the loan amount or interest expense that would have resulted had the properties been financed individually.

Management estimates that the fair value of the outstanding long-term debt approximates its carrying value due to the fact that it bears interest at a rate similar to that available to them in the marketplace for similar instruments.

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

Notes to Combined Financial Statements

November 30, 2006

(Unaudited)

(4)	Deferred Costs

Deferred franchise fees, at November 30, 2006, consist of the following:

Franchise fees	$161,484
Less accumulated amortization	102,756

Net deferred franchise fees	$58,728

Amortization expense for the nine months ended November 30, 2006 was $6,489.

(5)	Income Taxes

Income tax expense consists of:

	Current	Deferred	Total
U.S. federal	$437,087	21,692	458,779
State and local	103,473	5,135	108,608

	$540,560	26,827	567,387

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

Computed “expected” income tax expense	$495,658
Increase in income taxes resulting from:
State income taxes, net of federal income tax effect	100,516
Other, net	(28,787)

$567,387

The deferred tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes are as follows:

Deferred tax assets:
Investment properties, principally due to depreciation and purchase accounting adjustments	$12,752
Impairment losses and reserves	8,181

Total deferred tax assets	20,933
Deferred tax liabilities:
Other, net	(936)

Net deferred tax assets	$19,997

MOA HOSPITALITY, INC. PROPERTIES

UNDER CONTRACT FOR SALE

Notes to Combined Financial Statements

November 30, 2006

(Unaudited)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the benefits of these deductible differences will be realized. There is no valuation allowance at November 30, 2006.

(6)	Related-Party Transactions

The Properties are managed by MOA Hospitality, Inc., under a management agreement between Motels of America, LLC and MOA Hospitality, Inc., renewable on an annual basis. A management fee is paid by the hotels each month based on 4% of total revenue. The management fees recognized for the nine months ended November 30, 2006 are $216,022; there was no management fee payable at November 30, 2006.

MOA Hospitality, Inc. provides staffing and negotiates insurance for the Properties on a combined basis. However, all invoices, including the staffing and insurance invoices, are paid by the central LLC disbursement account.

Payments for principal and interest on long-term debt and income tax expense are not the direct responsibility of the Properties, but rather the owners; as such, the decrease in the Properties’ share of long-term debt and the interest and income tax expense recorded in these combined financial statements have been presented as contributions from the owners.

(7)	Subsequent Event

On January 5, 2007, Supertel Limited Partnership acquired the Properties for a total purchase price of $24,000,000.